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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2002
Date of earliest event reported

CARRIER 1 INTERNATIONAL S.A.
(Exact name of Registrant as specified in its charter)

LUXEMBOURG	001-15693	98-0199626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
ROUTE D'ARLON 3 L-8009 STRASSEN, LUXEMBOURG
(Address of principal executive offices)	(Zip code)

(011) (41-1) 297 2600
(Registrant's telephone number, including area code)

    In this report "Carrier1 International" refers to Carrier1 International S.A., a societe anonyme organized under the laws of the Grand-Duchy of Luxembourg, and "Carrier1," "we," "our" and "us" refers to Carrier1 International and its subsidiaries and their predecessors, except where the context otherwise requires.

Item 5.  OTHER EVENTS

    On December 27, 2001, Carrier1 International S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg, commenced offers (such offers, the "Offers") to purchase for cash and common shares of Carrier1 International (the "Shares"), upon the terms and subject to the conditions of such Offers, any and all of Carrier1 International's outstanding 13.250% Senior Euro Notes due 2009 and 13.250% Senior Dollar Notes due 2009 (together, the "Notes"). As part of the Offers, Carrier1 International is also soliciting consents of holders of the Notes to certain proposed amendments (the "Proposed Amendments") to two Indentures, each dated as of February 19, 1999 (the "Indentures"), between Carrier1 International and JPMorgan Chase Bank, pursuant to which the Notes were issued, which amendments would, among other things, eliminate or substantially modify certain of the restrictive covenants contained in the Indentures.

    Further details of the terms and conditions of the Offers and the Proposed Amendments are more fully described in the Exchange Offers and Consent Solicitations Statement relating to the Offers, a copy of which is filed as Exhibit 99.1 hereto.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial statements of business acquired. Not applicable.

(b)
Pro forma financial information. Not applicable.

(c)
Exhibits

99.1
Exchange Offers and Consent Solicitations Statement dated January 4, 2002

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2001	CARRIER1 INTERNATIONAL S.A.
	By:	/s/ ROBERT MICHAEL MCTIGHE
	Name:	Robert Michael McTighe
	Title:	Chief Executive Officer and Director

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SIGNATURE